Exhibit 10.9

Last Modified: Dec. 1, 2015
TLO: TI’/BR/SN

SQZ BIOTECHNOLOGIES, INC.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

AMENDED AND RESTATED

EXCLUSIVE PATENT LICENSE AGREEMENT

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Ver. 3-11-2013

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

AMENDED AND RESTATED EXCLUSIVE PATENT LICENSE AGREEMENT

This Amended and Restated Exclusive Patent License Agreement, effective as of the date set forth above the signatures of the parties below (the “AMENDED AND RESTATED EFFECTIVE DATE”), is between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and SQZ Biotechnologies, Inc. (“COMPANY”), a Delaware corporation, with a principal place of business at 333 Highland Avenue, Somerville, MA and modifies that certain Exclusive Patent License Agreement between M.I.T. and COMPANY dated as of May 10, 2013 (“EFFECTIVE DATE’’) and referenced under [********], as amended (the “LICENSE AGREEMENT’’).

This Amended and Restated Exclusive Patent License incorporates and supersedes this originally executed LICENSE AGREEMENT including its amendments, specifically, the FIRST AMENDMENT effective March 19, 2015 and the SECOND AMENDMENT effective July 6, 2015.

All references to ‘‘this Agreement” or “the Agreement” hereafter shall refer to this Amended and Restated Exclusive Patent License Agreement.

RECITALS

WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to [********] by Andrea Adamo, Klavs F. Jensen, RobertS. Langer and Armon Reza Sharei; [********] by Viktor Adalsteinsson, Nahun Cho, Klavs F. Jensen, RobertS. Langer, John Christopher Love and Armon Reza Sbarei; [********], by Xiaoyun Sean Ding, Klavs Flemming Jensen, Robert S. Langer and Armon Reza Sharei; [********] by Armon Reza Sharei; and [********] by Armon Reza Sharei, Klavs Flemming Jensen, James Robbins Abshire and Jacquin Clarence Niles and has the right to grant licenses under said PATENT RIGHTS;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

WHEREAS, M.I.T. and Harvard University (“HARVARD”) jointly own certain PATENT RIGHTS (as later defined herein) relating to [********] by Pamela Basta, George C. Hartoularos, Megan K. Heimann, Darrell J. Irvine, Klavs Flemming Jensen, Siddarth Jhunjhunwala, Robert S. Langer, Sophia Liu, Shirley Mao, Armon Reza Sharei, Gregory Lee Szeto and Ulrich H. Von Andrian;

WHEREAS, M.I.T. and HARVARD executed a Joint Invention Agreement, effective June 12, 2015, that appoints M.I.T. as the exclusive agent to manage the patent filing, prosecution, maintenance and licensing of such PATENT RIGHTS and which has not been terminated and is still in effect;

WHEREAS, such invention relating to [********] was made by Darrell J. Irvine an employee of the Howard Hughes Medical Institute (“HHMI”) at his laboratory at M.I.T.;

WHEREAS, [********] an inventor of the PATENT RIGHTS and current employee of M.I.T., has or will shortly acquire equity in COMPANY, the Conflict Avoidance Statement of [********] attached at the time of the EFFECTIVE DATE as Exhibit A, is hereby incorporated by reference;

WHEREAS, [********] an inventor of the PATENT RIGHTS and current employee of M.I.T., has or will shortly acquire equity in COMPANY, the Conflict Avoidance Statement of [********] attached at the time of the EFFECTIVE DATE as Exhibit A, is hereby incorporated by reference;

WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

NOW, THEREFORE, M.I.T. and COMPANY hereby agree as follows:

1. DEFINITIONS.

1.1 “AFFILIATE” shall mean any legal entity (including, but not limited to, a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2 “CONFIDENTIAL INFORMATION” shall mean any confidential or proprietary information furnished by COMPANY (the “DISCLOSING PARTY’’) to the M.I.T. Technology Licensing Office (the “RECEIVING PARTY”) in connection with this Agreement, provided that such information is specifically designated as confidential. Such CONFIDENTIAL INFORMATION shall include, without limitation, any diligence reports furnished to M.I.T. under Article 3, royalty reports furnished to M.I.T. under Section 5.2, and copies of sublicenses furnished to M.I.T. under Section 2.3.

1.3 “EXCLUSIVE PERIOD” shall mean the period of time set forth in Section 2.2.

1.4 “FIELD” shall mean, collectively, the RESEARCH FIELD and the THERAPEUTIC FIELD, as further defined. Subject to the terms of this Agreement, COMPANY shall have the right to request the option to elect an exclusive license to rights under additional fields (“ ADDITIONAL FIELDS’’), subject to M.I.T.’s concurrence and the negotiation of commercially reasonable license terms and conditions. M.I.T. shall not license the PATENT RIGHTS in ADDITIONAL FIELDS to any third party without first providing COMPANY a time period of [********] within which to elect the opportunity to negotiate with M.I.T. for such rights. If COMPANY and M.I.T. do not enter into license negotiations within such time period, then COMPANY’s rights under this section shall expire.

1.5 “FULLY FUNDED PROJECT’’ shall mean a development project for a specific LICENSED PRODUCT or LICENSED PROCESS funded as set forth in Section 3.1 (d).

1.6 “IMPROVEMENTS” shall mean any patentable invention which is:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(i) made in the M.I.T. laboratories [********] and [********] and has utility in the FIELD; and

(ii) disclosed to M.I.T.’s Technology Licensing Office within [********] of the AMENDED AND RESTATED EFFECTIVE DATE; and

(iii) dominated by the PATENT RIGHTS licensed under this Agreement and listed in an Appendix to the Agreement as of the EFFECTIVE DATE; and

(iv) available for licensing after satisfaction of any rights granted to sponsors of the research leading to such invention; and

(v) not invented by an employee of HHMI.

1.7 “LICENSED PRODUCT” shall mean any product that, in whole or in part:

(i) absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS; or

(ii) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.

1.8 “LICENSED PROCESS” shall mean any process that, absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS or which uses a LICENSED PRODUCT.

1.9 “NET SALES” shall mean the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS and LICENSED PROCESSES, less the following:

(i) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(ii) amounts repaid or credited by reason of rejection or return;

(iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or LICENSED PROCESS which is paid by or on behalf of COMPANY; and

(iv) outbound transportation costs prepaid or allowed and costs of insurance in transit

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. NET SALES shall occur on the date of billing for a LICENSED PRODUCT or LICENSED PROCESS. If a LICENSED PRODUCT or a LICENSED PROCESS is

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

distributed at a discounted price that is substantially lower than the customary price (where the customary price includes reasonable customary discounts given) charged by COMPANY, SUBLICENSEES or AFFILIATES, or distributed for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the average non-discounted amount of the LICENSED PRODUCT or LICENSED PROCESS charged to independent third parties during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT or LICENSED PROCESS.

Non-monetary consideration shall not be accepted by COMPANY, any AFFILIATE, or any SUBLICENSEE for any LICENSED PRODUCTS or LICENSED PROCESSES without the prior written consent of M.I.T.

In the case of transfer of LICENSED PRODUCTS between COMPANY and an AFFILIATE or COMPANY and a SUBLICENSEE or SUBLICENSEE and an AFFILIATE for which there is a subsequent sale to a third party end user or distributor, NET SALES will be calculated based on the invoice amount when sold to the third party end user or distributor. For the avoidance of doubt, if COMPANY or an AFFILIATE or SUBLICENSEE consumes a LICENSED PRODUCT or practices a LICENSED PROCESS in an activity associated with performing a service for a third party on a fee-for-service basis (including any testing) other than in the context of a collaboration with such third party for development of therapeutic or diagnostic products, NET SALES will be calculated on all gross amounts billed to said third party at the earliest date of invoice, shipment or payment for all activity associated with the performance of said service.

1.10 “PATENT CHALLENGE” shall mean a challenge to the validity, patentability, enforceability and/or non-infringement of any of the PATENT RIGHTS (as defined below) or otherwise opposing any of the PATENT RIGHTS.

1.11 ‘‘PATENT RIGHTS” shall mean:

(a) the United States and international patents listed on Appendix A;

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c) any patent applications resulting from the provisional applications listed on Appendix A. and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically descended in the patent applications listed on Appendix A. and the resulting patents;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d) any patents resulting from reissues, reexaminations, inter partes reviews, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above to the extent the claims are directed to subject matter specifically described in the patents and patent applications listed on Appendix A; and

(e) the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications referred to in (a) through (d), to the extent the claims are directed to subject matter specifically described in the patents or patent applications listed on Appendix A.

1.12 “REPORTING PERIOD” shall begin on [********] and end on [********].

1.13 “RESEARCH FIELD” shall mean the practice ofthe PATENT RIGHTS (i) to conduct research and development on COMPANY’s behalf; or (ii) to conduct research and development on behalf of an academic, non-profit, or commercial SUBLICENSEE.

1.14 ‘‘RESEARCH SUPPORT PAYMENTS” shall mean payments to COMPANY or an AFFILIATE from a SUBLICENSEE for the purpose of funding the costs of bonafide research and development of LICENSED PRODUCTS and LICENSED PROCESSES and that are expressly intended only to fund or pay for (i) the purchase or use of equipment, supplies, products or services, or (ii) the use of employees and/or consultants, to achieve a bona fide research and/or development goal for the commercialization of LICENSED PRODUCTS or LICENSED PROCESSES, as indicated by their inclusion as specific line items in a written agreement between COMPANY or AFFILIATE and the SUBLICENSEE.

1.15 “SUBLICENSE” shall mean (i) any right granted, license given or agreement entered into by and between COMPANY and another person or entity, pursuant to the rights granted under this Agreement for the development, manufacture, marketing, distribution, use and/or sale of UCENSED PRODUCTS or LICENSED PROCESSES; (ii) any option or other right granted by COMPANY to any other person or entity to negotiate for or receive any of the rights described under clause (i); or (iii) any covenant or similar obligation undertaken by COMPANY toward another person or entity not to grant any of the rights described in clause (i) or (ii) to any third party, in each case regardless of whether such grant of rights, license given or agreement entered into is referred to or is described as a sublicense. For the avoidance of doubt, COMPANY’s express agreement to practice the PATENT RIGHTS at the behest of or on behalf of a third party shall constitution a SUBLICENSE.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.16 “SUBLICENSE INCOME” shall mean any payments that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of a SUBLICENSE, including without limitation license fees, milestone payments, license maintenance fees, and other payments, but specifically excluding (i) royalties on NET SALES, (ii) RESEARCH SUPPORT PAYMENTS, (iii) payments made as consideration for the issuance of equity or debt securities of COMPANY at fair market value except that any portion thereof in excess of fair market value shall be SUBLICENSEE INCOME, and (iv) loan proceeds paid to COMPANY by a SUBLICENSEE in an arms-length, full recourse debt financing.

1.17 “SUBLICENSEE” shall mean any non-AFFILIATE entity granted a SUBLICENSE pursuant to this Agreement Any permitted assignee pursuant to Section 10 shall not constitute a SUBLICENSEE.

1.18 “TERM” shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement

1.19 “TERRITORY” shall mean worldwide.

1.20 ‘‘THERAPEUTIC FIELD’’ shall mean the practice of the PATENT RIGHTS:

(a) to treat and/or prevent disease, disorders and/or conditions; or

(b) to examine, assess, or identify the activity of a biomarker within a cell or against a target within a cell;

(c) to discover or identify a biomarker which can be used, directly or indirectly, to accomplish (a) or (b).

2. GRANT OF RIGHTS

2.1 License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop, use, sell, offer to sell, and perform LICENSED PROCESSES in the FIELD in the TERRITORY.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.2 Exclusivity. In order to establish an EXCLUSIVE PERIOD for COMPANY, M.I.T. agrees that it shall not grant any other license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease and import UCENSED PRODUCTS in the FIELD in the TERRITORY or to develop, use, sell, offer to sell, and perform LICENSED PROCESSES in the FIELD in the TERRITORY during the period of time commencing on the EFFECTIVE DATE and terminating with the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS.

Upon expiration of the EXCLUSIVE PERIOD, the license granted hereunder shall become nonexclusive and shall extend to the end of the TERM, unless sooner terminated as provided in this Agreement.

2.3 Sublicenses. COMPANY shall have the right to grant sublicenses of its rights under Section 2.1 only during the EXCLUSIVE PERIOD. Such sublicenses may extend past the expiration date of the EXCLUSIVE PERIOD, but any exclusivity of such sublicense shall expire upon the expiration of the EXCLUSIVE PERIOD. Each SUBLICENSEE must be subject to a written agreement that contains obligations, terms and conditions in favor of HHMI or the HHMI INDEMNITEES (as later defined herein), as applicable, that are substantially similar to those undertaken by COMPANY in favor of HHMI or the HHMI INDEMNITEES, as applicable, under this Agreement and intended for the protection of the HHMI Indemnitees, including, without limitation, the obligations, terms and conditions regarding indemnification, insurance and HHMI’s third-party beneficiary status. Moreover, each such agreement shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against M.I.T. or assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena) then COMPANY may terminate the sublicense. COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement. Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.4 U.S. Manufacturing. COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States to the extent required by applicable laws and/or regulations.

2.5 Retained Rights.

(a) Research and Educational Use. M.I.T. and HARVARD each retains the right on behalf of itself and all other non-profit research institutions to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

(b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

(c) HHMI. COMPANY acknowledges that it has been informed that the PATENT RIGHTS under M.I.T. Case 17162H were developed, at least in part, by employees of HHMI and that HHMI has a paid-up, non-exclusive, irrevocable license to use such PATENT RIGHTS for HHMI’s research purposes, but with no right to assign or sublicense (the “HHMI LICENSE”). For the avoidance of doubt, this Agreement is explicitly made subject to the HHMI LICENSE.

2.6 Limited-Term Option to License IMPROVEMENTS.

(a) If an invention is an IMPROVEMENT, subject to any obligations of M.I.T. to third parties, M.I.T. hereby grants to COMPANY an option (the “OPTION”) to add to the PATENT RIGHTS of this Agreement M.I.T.’s patent rights in such IMPROVEMENT, by amendment, in accordance with this Section 2.6. Such OPTION shall include solely M.I.T.’s interest in IMPROVEMENTS, and shall not include ownership rights of any third party in IMPROVEMENTS.

(b) To the extent that an IMPROVEMENT is available for licensing, within [********] after the M.I.T. Technology Licensing Office receives disclosure of an IMPROVEMENT, the M.I.T. Technology Licensing Office shall notify COMPANY in writing of the IMPROVEMENT, furnishing COMPANY a copy of the invention disclosure and/or any related patent application(s) . Such invention disclosure and any related patent application(s) shall be kept confidential by COMPANY. Notwithstanding the foregoing, M.I.T. shall be under no obligation to file patent applications for any IMPROVEMENT unless COMPANY exercises its OPTION with respect to such IMPROVEMENT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) COMPANY may exercise its OPTION to obtain a license to patent rights on such IMPROVEMENT by notifying M.I.T. thereof in writing within [********] after M.I.T.’s notice of such IMPROVEMENT (the ‘‘OPTION PERIOD’’). IfCOMPANY does not exercise its OPTION within the OPTION PERIOD, COMPANY’s rights under this Section 2.6 shall expire and M.I.T. shall be free to license such IMPROVEMENT to any third party.

(d) For each OPTION so exercised, COMPANY will pay M.I.T. an improvement addition fee of [********] (“IMPROVEMENT ADDON FEE”) and shall be responsible for the payment of fees and costs relating to the filing, prosecution and maintenance of the patent rights covering such IMPROVEMENT. Upon COMPANY’s exercise of such right and payment of the IMPROVEMENT ADDON FEE, Appendix A shall be amended to add the patent application(s) covering such IMPROVEMENT, and such IMPROVEMENT and any resulting patent applications and patents shall thereafter be included in PATENT RIGHTS for all purposes of this Agreement

2.7 No Additional Rights, Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3. COMPANY DILIGENCE OBLIGATIONS.

3.1 Diligence Requirements. COMPANY shall use diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, COMPANY or AFFILIATE or SUBLICENSEE shall fulfill the following obligations:

(a) Within [********] after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS, specifying the number of staff and other resources to be devoted to such commercialization effort.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) Within [********] of the EFFECTIVE DATE, COMPANY shall have hired a total of [********] fulltime employees to manage the commercialization of the LICENSED PRODUCT or LICENSED PROCESS.

(c) Within [********] after the end of each calendar year, COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.l(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted

(d) COMPANY shall expend at least the amounts set forth below on at least one FULLY FUNDED PROJECT toward the development of LICENSED PRODUCTS, and/or LICENSED PROCESSES in each calendar year (pro-rated for partial years) beginning in 2013; provided, that if any shortfall in funding in a calendar year is made up by extra funding in the following calendar year, this obligation will be deemed satisfied; such shortfall correction may be exercised only once during the TERM.

2014	$[********]
2015	$[********]
2016	$[********]
2017 and every year thereafter	$[********]

(e) Within [********] of the AMENDED AND RESTATED EFFECTIVE DATE, COMPANY shall

i. receive at least [********] in the aggregate in SUBLICENSE INCOME, and/or NET SALES; or

ii. expend at least [********] on at least one FULLY FUNDED PROJECT toward the development of LICENSED PRODUCTS, and/or LICENSED PROCESSES.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

In the event that M.I.T. determines that COMPANY (or an AFFILIATE or SUBLICENSEE) has failed to fulfill any of its obligations under this Section 3.1, then M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b) .

Furthermore, in consideration of the continuing development of COMPANY’s model of business, M.I.T. and COMPANY hereby agree, upon [********] of the AMENDED AND RESTATED EFFECTIVE DATE but no later than [********] from the AMENDED AND RESTATED EFFECTIVE DATE, to discuss the inclusion of additional diligence obligations under which COMPANY shall commit to continuing development and commercialization of LICENSED PRODUCTS and/or LICENSED PROCESSES, such obligations to be added to this Agreement by amendment, such amendment to include, where appropriate, adjustment to COMPANY’s financial obligations under this Agreement

(f) If, at any time after [********] from the EFFECTIVE DATE, [********]

iii. [********] or

iv. [********]

[********]. Within [********] of such [********], COMPANY or an AFFILIATE or SUBLICENSEE shall either:

i. [********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ii [********] or

iii [********]

[********]. For the avoidance of doubt, M.I.T.’s rights under this Section 3.1 (f) are its sole and exclusive remedy for any failure by COMPANY to fulfill its obligations under Section 3.1(f).

3.2 Changes to Diligence Requirements. Notwithstanding the foregoing, in the event that COMPANY anticipates that a failure to meet an obligation set forth in Section 3.1 (d) will occur, COMPANY will promptly give written notice to M.I.T. which will set forth the reasons for the delay and a projected new diligence schedule that COMPANY believes can be achieved. Representatives of each party will meet to review the reasons for anticipated failure and discuss in good faith a revision to the diligence schedule. COMPANY and M.I.T. will enter into a written amendment to the license with respect to any mutually agreed upon change(s) to the diligence schedule.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

3.3 Diligence Requirements in the RESEARCH FIELD. In addition to the general due diligence terms in Section 3.1, COMPANY shall use diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market in the RESEARCH FIELD and shall fulfill the following obligations:

(a) COMPANY shall develop a working model [********], and permit an in-plant inspection by M.I.T. [********] and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least [********] between each such inspection.

(b) COMPANY shall make a first commercial sale of a LICENSED PRODUCT and/or a first commercial performance of a LICENSED PROCESS on or before [********].

3.4 Diligence Requirements in the THERAPEUTIC FIELD. In addition to the general due diligence terms in Section 3.1, COMPANY shall use diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market in the THERAPEUTIC FIELD and shall fulfill the following obligations:

(a) Within [********] after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS in the THERAPEUTIC FIELD, specifying the number of staff and other resources to be devoted to such commercialization effort.

(b) Within [********] after the end of each calendar year, beginning [********], COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.l(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) COMPANY shall meet the following clinical milestones:

[********]	[********] following the RESTATED AND AMENDED EFFECTIVE DATE

[********]	[********] following the RESTATED AND AMENDED EFFECTIVE DATE

[********]	[********] following the RESTATED AND AMENDED EFFECTIVE DATE

[********]	[********] following the RESTATED AND AMENDED EFFECTIVE DATE

In the event that M.I.T. determines that COMPANY (or an AFFILIATE) has failed to fulfill any of its obligations under this Section 3.4, then M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b) .

4. ROYALTIES AND PAYMENT TERMS.

4.1 Consideration for Grant of Rights.

(a) License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to M.I.T. on the EFFECTIVE DATE a license issue fee of [********], and, in accordance with Section 6.3, shall reimburse M.I.T. for its actual expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS. These payments are nonrefundable

(b) License Maintenance Fees. COMPANY shall pay to M.I.T. the following license maintenance fees on the dates set forth below:

[********] 2014	$[********]

[********] 2015	$[********]

[********] 2016	$[********]

[********] 2017	$[********]

and each [********] of every year thereafter	$[********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c) Clinical Milestone Pavments. COMPANY shall pay to M.I.T. the following license maintenance fees on achievement of the milestones set forth below, each with respect to a LICENSED PRODUCT or LICENSED PROCESS in the THERAPEUTIC FIELD:

Upon [********]	[********]

Upon [********]	[********]

Upon [********]	[********]

Upon [********]	[********]

(d) Running Royalties. Running royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within [********] of the end of each REPORTING PERIOD. COMPANY shall pay to M.I.T. a running royalty of NET SALES according to the following schedule:

i.	With respect to LICENSED PRODUCTS or LICENSED PROCESSES leased or sold by COMPANY, its AFFILIATES, or SUBLICENSEES in the RESEARCH FIELD, [********] of NET SALES;

ii.	With respect to LICENSED PRODUCTS or LICENSED PROCESSES leased or sold by COMPANY, and AFFILIATES in the THERAPEUTIC FIELD, the running royalty shall be equal to [********] of NET SALES;

iii.

With respect to LICENSED PRODUCTS or LICENSED PROCESSES leased or sold by a SUBLICENSEE, the running royalty shall be equal to the [********] of [********] of such SUBLICENSEE’s NET SALES or [********] of any running royalty owed to COMPANY under a relevant SUBLICENSE AGREEMENT. For clarity, if no running royalty is owed to COMPANY under a SUBLICENSE AGREEMENT, M.I.T. shall still be entitled to the SUBLICENSE INCOME specified in Section 4.1(e) for that SUBLICENSE AGREEMENT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(e) Sharing of SUBLICENSE INCOME. COMPANY shall pay M.I.T. a SUBLICENSE INCOME received by COMPANY or AFFILIATES according to the following:

2014	[********]%

2015	[********]%

2016	[********]%

2017 and every subsequent year	[********]%

Such amount shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within [********] of the end of each REPORTING PERIOD.

For clarity, if, in any sublicense of the PATENT RIGHTS, COMPANY also grants to the SUBLICENSEE rights to other substantial technology and/or patent rights owned or controlled by COMPANY or AFFILIATES to be used in conjunction with the PATENT RIGHTS (hereinafter a “BUNDLED SUBLICENSE’’), COMPANY may allocate payments received by COMPANY from a SUBLICENSEE under any such BUNDLED SUBLICENSE to ascribe value to the PATENT RIGHTS for the purpose of determining the basis for SUBLICENSE INCOME sharing in accordance with this Section 4.1(e) . Any such allocation of value ascribed to the PATENT RIGHTS shall (1) reflect the value of the PATENT RIGHTS sublicensed by COMPANY in the context of the entire grant of rights, (2) shall be consistent with the amounts paid for similar technology in the biotechnology and/or pharmaceutical industry, and (3) shall be determined by an independent third party mutually acceptable to COMPANY and its SUBLICENSEE and M.I.T.

(f) Consequences of a PATENT CHALLENGE. In the event that (i) COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or (ii) COMPANY or any of its AFFILIATES assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), and (iii) M.I.T. does not choose to exercise its rights to terminate this Agreement pursuant to Section 12.4, then the running royalties due hereunder shall [********] for the remainder of the term of the agreement. In the event that such a PATENT CHALLENGE is successful, COMPANY will have no right to recoup any royalties paid during the period of challenge. In the event that a PATENT CHALLENGE is unsuccessful, COMPANY shall reimburse M.I.T. for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(g) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

4.2 Payments.

(a) Method of Payment. All payments under this Agreement should be made payable to “Massachusetts Institute of Technology” and sent to the address identified in Section 15.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b) Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported by the Federal Reserve Bank of St. Louis) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at [********] percentage points above the Prime Rate of interest as reported by the Federal Reserve Bank of St. Louis on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

5. REPORTS AND RECORDS.

5.1 Frequency of Reports.

(a) Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. annually, within [********] of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 5.2.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) Upon First Commercial Sale of a LICENSED PRODUCT or Commercial Performance of a LICENSED PROCESS. COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS within [********] of occurrence in each country.

(c) After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT or first commercial performance of a LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. within [********] of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2 Content of Reports and Payments. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

(i) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

(ii) a description of LICENSED PROCESSES performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

(iii) the gross price charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country;

(iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(vi) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(vii) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES.

If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

5.3 Financial Statements. On or before the [********] following the close of COMPANY’s fiscal year, COMPANY shall provide M.I.T. with COMPANY’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY’s treasurer or chief financial officer or by an independent auditor.

5.4 Records. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [********] following the end of the calendar year to which they pertain, during which time M.I.T. , or M.I.T.‘s appointed agents, shall have the right, [********], to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of [********], COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within [********] of receiving notice thereof from M.I.T.

6. PATENT PROSECUTION.

6.1 Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance.

M.I.T. shall instruct its patent counsel to copy COMPANY on all patent prosecution documents relating to the PATENT RIGHTS and shall provide COMPANY a reasonable

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

opportunity to review and comment on such materials. M.I.T. shall give good faith consideration to any comments from COMPANY relating to the prosecution of the PATENT RIGHTS and shall reasonably effect any such comments unless M.I.T. determines, in its sole discretion, that the acceptance of such comments are not in the best interest of M.I.T. (and/or any joint owner of the PATENT RIGHTS, as applicable) or any other licensee of the PATENT RIGHTS. In the event COMPANY desires to discontinue its support of any patent or patent application within the PATENT RIGHTS, COMPANY shall provide M.I.T. with at least [********] prior written notice of such intended discontinuance of support. In such event, (i) any such patent or patent application (the “DECLINED RIGHTS”) shall be removed from the definition of PATENT RIGHTS under this Agreement, (ii) the licenses granted to COMPANY and its AFFILIATES as to such DECLINED RIGHTS shall terminate, (iii) COMPANY shall have no further obligation with respect to such DECLINED RIGHTS pursuant to Section 6.3, and (iv) M.I.T. shall have the unrestricted right to license to third parties such DECLINED RIGHTS, including without limitation exclusive and/or non-exclusive licenses to develop, make, have made, use, sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY or to develop or perform LICENSED PROCESSES in the FIELD in the TERRITORY.

6.2 International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of COMPANY and M.I.T.

6.3 Payment of Expenses. Payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. As of May 1, 2013 M.I.T. has incurred approximately [********] for such patent-related fees and costs (‘‘INCURRED COSTS’’). COMPANY shall reimburse INCURRED COSTS pursuant to this Section within [********] of the EFFECTIVE DATE; late payments shall accrue interest pursuant to Section 4.2(c) . In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7. INFRINGEMENT.

7.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS in the FIELD.

7.2 Right to Prosecute Infringements.

(a) COMPANY Right to Prosecute. So long as COMPANY remains an exclusive licensee of the PATENT RIGHTS in any FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and [********], to prosecute any third-party infringement of the PATENT RIGHTS in such FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law in order for COMPANY to prosecute such infringement, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that [********]

Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T.

(b) M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control [********], and [********].

7.3 Declaratory Judgment Actions. In the event that a PATENT CHALLENGE is brought against M.I.T. or COMPANY by a third party, M.I.T., at its option, shall have the right within [********] after commencement of such action to take over the sole defense of the action [********]. If M.I.T. does not exercise this right, COMPANY may take over the sole defense of the action [********] subject to Sections 7.4 and 7.5.

7.4 Offsets. COMPANY may offset a total of [********] of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [********] in any REPORTING PERIOD.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.5 Recovery. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: [********]

7.6 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, [********]

7.7 Right to Sublicense. So long as COMPANY remains an exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any upfront fees as part of such sublicense shall be shared equally between COMPANY and M.I.T.; other revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

8. INDEMNIFICATION AND INSURANCE.

8.1 Indemnification.

(a) Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T., HARVARD, and their trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “INDEMNITEES”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) incurred by or imposed upon any of the INDEMNITEES in connection with any claims, suits, investigations, actions, demands or judgments arising out of or related to the exercise of any rights granted to COMPANY under this Agreement or any breach of this Agreement by COMPANY, except to the extent arising from the gross negligence or willful misconduct of any INDEMNITEES.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) Procedures. The INDEMNITEES agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. and HARVARD to defend against any such claim. The INDEMNITEES shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any INDEMNITEES shall have the right to retain its own counsel, [********], if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such INDEMNITEES and any other party represented by such counsel. COMPANY agrees to keep M.I.T. and HARVARD informed of the progress in the defense and disposition of such claim and to consult with M.I.T. and HARVARD with regard to any proposed settlement.

(c) HHMI Indemnity. HHMI and its trustees, officers, employees and agents (collectively, the “HHMI INDEMNITEES”), will be indemnified, defended by counsel acceptable to HHMI, and held harmless by COMPANY from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “CLAIMS”) based upon, arising out of, or otherwise relating to this Agreement or any sublicense, including without limitation any cause of action relating to product liability. The previous sentence will not apply to any CLAIM that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI INDEMNITEE. Notwithstanding any other provision of this Agreement, COMPANY’s obligation to defend, indemnify and hold harmless HHMI INDEMNITEES under this paragraph will not be subject to any limitation or exclusion of liability or damages or otherwise limited in anyway.

8.2 Insurance. Beginning from the date of first commercial sale of any LICENSED PRODUCT or LICENSED PROCESS, COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including products/completed operations coverage and errors and omissions liability insurance which shall protect COMPANY, INDEMNITEES, and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

HHMI INDEMNITEES with respect to events covered by Section 8.1 above (to the extent that such events are insurable in accordance with good commercial practice). Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T., HARVARD and HHMI as an additional insured thereunder, for the commercial general liability policy only, and (iii) shall require [********] written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of the commercial general liability insurance shall not be less than [********] per occurrence with an aggregate of [********] for bodily injury including death, property damage, and products/completed operations coverage. The limits of the errors and omissions liability insurance shall not be less than [********] per claim and in the aggregate. COMPANY shall provide M.I.T. with Certificates of Insurance evidencing ongoing compliance with this Section. COMPANY shall continue to maintain such insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of [********], if the coverage is under a claims-made policy.

9. NO REPRESENTATIONS OR WARRANTIES.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. AND HARVARD MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, AND HEREBY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF M.I.T. OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF PATENT RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

EXCEPT FOR COMPANY’S LIABILITY UNDER SECTION 8.1, IN NO EVENT SHALL EITHER M.I.T., HARVARD OR COMPANY, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10. ASSIGNMENT.

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of M.I.T. Notwithstanding the foregoing, COMPANY may assign its rights and obligations under this Agreement, without M.I.T.‘s consent, to an AFFILIATE or to a successor in connection with the merger, consolidation, change of majority ownership of its equity securities, or sale of all or substantially all of its assets; provided, however, that (i) COMPANY shall deliver written notice to M.I.T. at least [********] after the effective date of any such proposed assignment, such notice to include the assignee’s contact information as well as a description of all of the material terms and conditions of the agreement (as well as any changes thereto, as applicable, within the [********] notice period) between COMPANY and the proposed assignee, (ii) this Agreement shall immediately terminate if the proposed assignee fails to agree in writing to M.I.T. to be bound by the terms and conditions of this Agreement as if the assignee were COMPANY on or before the effective date of such assignment, and (iii) COMPANY and its AFFILIATES are not in default of any of their obligations under this Agreement (including without limitation payment of any amounts due under this Agreement and/or diligence obligations) at the time of such proposed assignment.

11. GENERAL COMPLIANCE WITH LAWS

11.1 Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

11.2 Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T., HARVARD, and HHMI harmless (in accordance with Section 8.1) for the consequences of any such violation.

11.3 Non-Use of M.I.T. Name. Except to the extent required by law, rule or regulation or rules of a securities exchange, COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of “Massachusetts Institute of Technology,” “Lincoln Laboratory”, “Harvard University”, “Howard Hughes Medical Institute”, “HHMI” or any variation, adaptation, or abbreviation thereof, or of any of their respective trustees, officers, faculty, students, employees (including Dr. Irvine), or agents, or any trademark owned by M.I.T., HARVARD or HHMI or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T., HARVARD or HHMI, as applicable, which consent M.I.T., HARVARD or HHMI, as applicable, may withhold in its sole discretion. The foregoing notwithstanding, without the consent of M.I.T., COMPANY may make factual statements during the term of this Agreement that COMPANY has a license from M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS in business literature. Such statements may not be used in marketing, promotion, or advertising.

11.4 Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

12. TERMINATION.

12.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least [********] prior written notice to M.I.T., such notice to state the date at least [********] in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

effective date. In addition, COMPANY shall have the right to terminate its license to any ADDITIONAL FIELD, without terminating its other rights hereunder, (i) upon at least [********] prior written notice to M.I.T., such notice to state the date at least [********] in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

12.2 Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3 Termination for Default.

(a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within [********] after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

(b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within [********] after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY; provided, however that (i) if COMPANY fails to meet its diligence obligations under Section 3.3, M.I.T. shall only have the right to terminate this Agreement with respect to the RESEARCH FIELD, and all other licenses shall continue; and (ii) if COMPANY fails to meet its diligence obligations under Section 3.4, M.I.T. shall only have the right to terminate this Agreement with respect to the THERAPEUTIC FIELD, and all other licenses shall continue.

12.4 Termination as a Consequence of PATENT CHALLENGE.

(a) By COMPANY. If COMPANY or any of its AFFILATES brings a PATENT CHALLENGE against M.I.T., or assists others in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), then M.I.T. may immediately terminate this Agreement.

(b) By SUBLICENSEE. If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then M.I.T. may send a written demand to COMPANY to terminate such sublicense. If COMPANY fails to so terminate such sublicense within [********] after M.I.T.’s demand, M.I.T. may immediately terminate this Agreement

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.5 Disputes regarding Termination. If COMPANY disputes any termination by M.I.T. under this Section, it must notify M.I.T. of the nature of such dispute and the proposed manner in which to resolve the dispute within [********] of receipt of notification of breach or notification of termination by M.I.T., whichever is sooner. If the parties do not resolve such dispute within [********] of such notification, then COMPANY shall be required to initiate the dispute resolution procedures outlined in Section 13.3(a) immediately. If it does not do so, COMPANY shall be considered to have waived its rights to dispute the termination.

12.6	Effect of Termination

(a) Survival. The following provisions shall survive the expiration or termination of this Agreement:

•	Article 1 (‘‘Definitions”);
•	Article 8 (“Indemnification and Insurance”);
•	Article 9 (“No Representations or Warranties’’);
•	Article 13 (“Dispute Resolution’’);
•	Article 14 (“Miscellaneous”);
•	Section 5.2 (‘‘Content of Reports and Payments”);
•	Section 5.4 (‘‘Records’’);
•	Section 11.1 (“Compliance With Laws’’);
•	Section 11.2 (“Export Control’’);
•	Section 12.6 (‘‘Effect of Termination’’); and
•	Article 14 (“Confidential Information’’).
•	Section 15.9 (“HHMI Third-Party Beneficiary”).

(b) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

13. DISPUTE RESOLUTION.

13.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3 Dispute Resolution Procedures.

(a) Mediation. In the event of any dispute arising out of or relating to this Agreement, either party may initiate mediation upon written notice to the other party (‘‘NOTICE DATE”) pursuant to Section 15.1, whereupon both parties shall be obligated to engage in a mediation proceeding. The mediation shall commence within [********] of the NOTICE DATE. The mediation shall be conducted by a single mediator in Boston, Massachusetts. The party requesting mediation shall designate [********] nominees for mediator in its notice. The other party may accept one of the nominees or may designate its own nominees by notice addressed to the American Arbitration Association (“AAA’’) and copied to the requesting party. If within, [********] following the request for mediation, the parties have not selected a mutually acceptable mediator, a mediator shall be appointed by the AAA according to the Commercial Mediation Rules. The mediator shall attempt to facilitate a negotiated settlement of the dispute, but shall have no authority to impose any settlement terms on the parties. [********].

(b) Trial Without Jury. If the dispute is not resolved by mediation within [********] days after commencement of mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4 Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement

13.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

13.6 HHMI Not Subject To Dispute Resolution. Notwithstanding the foregoing, no dispute affecting the rights or property of HHMI shall be subject to the dispute resolution procedures set forth in this Article 13 above.

14. CONFIDENTIAL INFORMATION.

14.1 Designation. CONFIDENTIAL INFORMATION that is disclosed in writing shall be marked with a legend indicating its confidential status (such as “Confidential” or ‘‘Proprietary’’). CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be documented in a written notice prepared by the DISCLOSING PARTY and delivered to the RECEIVING PARTY within [********] of the date of disclosure; such notice shall summarize the CONFIDENTIAL INFORMATION disclosed to the RECEIVING PARTY and reference the time and place of disclosure.

14.2 Obligations. For a period of [********] after termination or expiration of this Agreement, the RECEIVING PARTY shall (i) maintain such CONFIDENTIAL INFORMATION in confidence, except that the RECEIVING PARTY may disclose or permit the disclosure of any CONFIDENTIAL INFORMATION to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such CONFIDENTIAL INFORMATION and who need to know such CONFIDENTIAL INFORMATION for the purposes of this Agreement; (ii) use such CONFIDENTIAL INFORMATION solely for the purposes of this Agreement; and (iii) allow its trustees or directors, officers, employees, consultants, and advisors to reproduce the CONFIDENTIAL INFORMATION only to the extent necessary for the purposes of this Agreement, with all such reproductions being considered CONFIDENTIAL INFORMATION. The RECEIVING PARTY shall be responsible for any unauthorized disclosure or use of CONFIDENTIAL INFORMATION by its trustees or directors, officers, employees, consultants, and advisors.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

M.I.T. may disclose COMPANY CONFIDENTIAL INFORMATION to employees and trustees of HHMI who have a need to know such information pursuant to the collaborative arrangement between M.I.T. and HHMI, who will treat such information as being confidential to COMPANY.

14.3 Exceptions. The obligations of the RECEIVING PARTY under Section 14.2 above shall not apply to the extent that the RECEIVING PARTY can demonstrate by competent evidence that certain CONFIDENTIAL INFORMATION (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the RECEIVING PARTY; (iii) was independently developed or discovered by the RECEIVING PARTY without use of the CONFIDENTIAL INFORMATION; (iv) is or was disclosed to the RECEIVING PARTY at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the DISCLOSING PARTY and having no obligation of confidentiality with respect to such CONFIDENTIAL INFORMATION; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the DISCLOSING PARTY receives reasonable prior written notice of such disclosure.

14.4 Ownership and Return. The RECEIVING PARTY acknowledges that the DISCLOSING PARTY (or any third party entrusting its own information to the DISCLOSING PARTY) claims ownership of its CONFIDENTIAL INFORMATION in the possession of the RECEIVING PARTY. Upon the expiration or termination of this Agreement, and at the request of the DISCLOSING PARTY, the RECEIVING PARTY shall return to the DISCLOSING PARTY all originals, copies, and summaries of documents, materials, and other tangible manifestations of CONFIDENTIAL INFORMATION in the possession or control of the RECEIVING PARTY, except that the RECEIVING PARTY may retain one copy of the CONFIDENTIAL INFORMATION in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

15. MISCELLANEOUS.

15.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to M.I.T.:	Massachusetts Institute of Technology
Technology Licensing Office, Room NE18-501l
Kendall Square
Cambridge, MA 02142-1601
Attention: Director
	Tel:	[********]
	Fax:	[********]

If to COMPANY:	SQZ Biotechnologies, Inc.
333 Highland Avenue
Somerville, MA 02144
Attention: Armon Sharei
	Tel:	[********]

If, to COMPANY, notices regarding financial matters, including invoices:
Contact Name: Armon Sharei
333 Highland Avenue
Somerville, MA 02144
	Tel:	[********]
	Fax:	[********]

All notices under this Agreement shall be deemed effective upon receipt A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

15.2 Governing Law/Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be controlled, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A, without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The state and federal courts having jurisdiction over Cambridge, MA, USA, provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the parties relating to this Agreement. COMPANY submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or its AFIILIATES or constitutes an inconvenient or improper forum.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

15.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

15.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

15.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within [********] after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

15.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

15.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

15.9 HHMI Third-Party Beneficiary. HHMI is not a party to the Agreement and has no liability to any licensee, SUBLICENSEE or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is Dec 2nd 2015

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		SQZ BIOTECHNOLOGIES, INC.

By:	/s/ Lita L. Nelson	By:	/s/ Armon Sharei
Name:	Lita L. Nelson	Name:	Armon Sharei
Title:	Director Technology Licensing Office	Title:	CEO

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

APPENDIX A

[********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

[********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.